Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

LiveOne, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)		Fee Rate	Amount of Registration Fee (1)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	457(o)
Fees to be Paid	Equity	Preferred Stock, par value $0.001 per share	457(o)
Fees to be Paid	Debt	Debt Securities	457(o)
Fees to be Paid	Other	Warrants	457(o)
Fees to be Paid	Other	Rights	457(o)
Fees to be Paid	Other	Units (2)	457(o)
Fees Previously Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			$0	(3)	0.00015310	$0	(3)
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415(a)(6)								S-3	333-262549	February 4, 2022
Carry Forward Securities	Equity	Preferred Stock, par value $0.001 per share	415(a)(6)								S-3	333-262549	February 4, 2022
Carry Forward Securities	Debt	Debt Securities	415(a)(6)								S-3	333-262549	February 4, 2022
Carry Forward Securities	Other	Warrants	415(a)(6)								S-3	333-262549	February 4, 2022
Carry Forward Securities	Other	Rights	415(a)(6)								S-3	333-262549	February 4, 2022
Carry Forward Securities	Other	Units (2)	415(a)(6)								S-3	333-262549	February 4, 2022
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)			$150,000,000	(3)(4)				S-3	333-262549	February 4, 2022	$9,733.50	(3)
	Total Offering Amounts					$150,000,000			$22,965.00
	Total Fees Previously Paid								$0
	Total Fee Offsets								$9,733.50	(3)
	Net Fee Due								$13,231.5	(3)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	LiveOne, Inc.	S-3	333-262549	February 4, 2022	n/a	$9,733.50	(3)(4)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$150,000,000
Fee Offset Sources	LiveOne, Inc.	S-3	333-262549	n/a	February 4, 2022							$9,733.50	(3)(4)

(1)	The aggregate maximum offering price of all securities issued or issuable by LiveOne, Inc. (the “Registrant”) that are registered pursuant to this Registration Statement shall not exceed $150,000,000. The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Units may consist of one or more shares of common stock, preferred stock, debt securities, warrants or rights issued by the Registrant, other property, or any combination thereof.

(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is registering hereby $150,000,000 of unsold securities (the “Unsold Securities”) previously registered under the Registrant’s prior Registration Statement on Form S-3 (File No. 333-262549) filed on February 4, 2022 (the “Prior Registration Statement”). The registration fee of $9,733.50 relating to the Unsold Securities, which the Registrant previously paid (including through fee offset), will continue to be applied to those Unsold Securities pursuant to Rule 415(a)(6), and except as set forth herein no additional registration fee is being paid as to those Unsold Securities. Pursuant to Rule 415(a)(6), the offering of such Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. In addition to Unsold Securities being carried forward from the Prior Registration Statement, the Registrant is also paying a registration fee of $13,231.5 due to the difference between the fee rate that applied to the Prior Registration Statement and the fee rate that applies to this Registration Statement.

(4)	Pursuant to Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell Unsold Securities under the Prior Registration Statement until the earlier of (i) the date on which this Registration Statement is declared effective by the U.S. Securities and Exchange Commission, and (ii) August 16, 2025, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). Pursuant to Rule 415(a)(6) under the Securities Act, if on or prior to the Expiration Date the Registrant sells Unsold Securities under the Prior Registration Statement, the Registrant shall file a pre-effective amendment to this Registration Statement to update the amount of Unsold Securities which are being registered under this Registration Statement, and upon effectiveness of this Registration Statement may continue to offer and sell such Unsold Securities under this Registration Statement.